Exhibit 99.1

Flotek Increases 2026 Guidance as Data Analytics Delivers Record Quarterly Revenue

HOUSTON, August 4, 2026 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced operational and financial results for the quarter ended June 30, 2026. As a result of strong year-to-date results combined with the Company’s outlook on the remainder of the year, Flotek increased its previously issued 2026 guidance.
A summary of key financial metrics is as follows (in thousands, except ‘per share’ amounts):

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change

Total Revenues	$99,367	$58,350	70%	$169,418	$113,712	49%
Gross Profit	$23,783	$14,407	65%	$39,324	$26,856	46%
Net Income	$9,953	$1,768	463%	$14,617	$7,148	104%
Diluted Income Per Share	$0.26	$0.05	420%	$0.38	$0.21	81%
Adjusted EBITDA (1)	$16,788	$8,018	109%	$25,881	$14,316	81%
Second Quarter 2026 Highlights
•Total revenue grew 70% as compared to the second quarter of 2025.
•Data Analytics achieved record quarterly revenue of $19.2 million, with external customers representing 63% of segment revenue.
•Chemistry Technologies quarterly revenue totaled $80.2 million, the highest since 2017.
•Data Analytics comprised 51% of total gross profit versus 26% in the prior-year quarter.
•Net income and diluted net income per share increased 463% and 420%, respectively, as compared to the year-ago quarter.
•Adjusted EBITDA(1) totaled $16.8 million, a 109% increase from second quarter 2025.
•Announced a 10-year, $400 million power services contract to support 400 MW Puerto Rico gas power project.
2026 Guidance Update
Based on results through the first half of 2026 and the Company’s current expectations, Flotek is increasing its guidance metrics for 2026 as follows (in millions):

Metric	Previous	Current
Total Revenues	$270-$290	$340-$350
Adjusted EBITDA(2)	$36-$41	$47-$51
The Company’s updated 2026 guidance above does not include any potential impact from the Puerto Rico Power Services (PREPA) contract announced on August 3, 2026. The Company is working closely with the customer and other service providers to finalize the initial deployment schedule.

Management Commentary
Chief Executive Officer Dr. Ryan Ezell commented, “We delivered outstanding second-quarter results with each segment generating strong year-over-year growth. Data Analytics generated second-quarter 2026 gross profit of $12 million, representing 51% of total Company gross profit. For the first time, Data Analytics surpassed Chemistry as the largest contributor to overall gross profit, underscoring the continued momentum and scalability of the segment. Including our related-party revenues, domestic chemistry revenue increased 43% and international chemistry grew 172% compared with the second quarter of 2025 marking the segment’s highest quarterly revenue in nearly 10 years.
Our second-quarter performance exemplifies the execution of our corporate strategy and strengthens the momentum of Flotek’s industrialized pivot to a data-driven technology leader. Our recently announced contract award to support power initiatives in Puerto Rico validates our ongoing efforts to expand our portfolio of technologies beyond oil and gas, as we believe our real-time measurement solutions can play an important role in meeting the rapidly growing demand for behind the meter power generation and other differentiated industrial and infrastructure verticals. We believe these pursuits will significantly expand our addressable market and accelerate our pivot toward a more diversified and balanced platform.”
Second Quarter 2026 Financial Results
•Revenue: Flotek reported total revenues of $99.4 million for the second quarter of 2026, an increase of 70% compared to total revenues of $58.4 million for the second quarter of 2025.
Revenue during the quarter included a 53% increase in Chemistry revenue and a 223% increase in Data Analytics revenue as compared to the 2025 quarter. International Chemistry revenue totaled $10.6 million during the second quarter, as compared to $3.9 million in the year-ago period reflecting the Company’s ongoing work in the Middle East. Data Analytics revenue during the quarter included $5.9 million related to the Company’s utility infrastructure support agreement announced in March 2026.
Revenue related to the minimum purchase requirements (the “Minimum Purchase Requirements”) under the Company’s long-term supply agreement with ProFrac Services, LLC, totaled $1.2 million and $7.8 million, during the second quarters of 2026 and 2025, respectively. The reduction in the Minimum Purchase Requirement during the current quarter was due to increased related party Chemistry revenue versus the year-ago quarter.

Segment Revenue Summary (in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change

Chemistry Technologies:
External Revenues	$31,114	$22,543	38%	$45,856	$44,552	3%
Related Party Revenues	49,071	29,877	64%	94,012	60,606	55%
Total	$80,185	$52,420	53%	$139,868	$105,158	33%

Data Analytics:
Product Revenues	$5,177	$1,820	184%	$7,030	$3,482	102%
Service Revenues	14,005	4,110	241%	22,520	5,072	344%
Total	$19,182	$5,930	223%	$29,550	$8,554	245%
•Gross Profit: The Company generated gross profit of $23.8 million during the second quarter of 2026, or 24% of revenue, compared to $14.4 million during the second quarter of 2025, or 25% of revenue.
•Selling, General and Administrative (“SG&A”) Expense: SG&A expense totaled $7.7 million for the second quarter of 2026, or 8% of revenue, compared to $6.8 million during the second quarter of 2025, or 12% of revenue. The increase in current quarter SG&A expense was primarily the result of higher non-cash stock compensation costs.
•Net Income and EPS: Flotek reported net income of $10.0 million, or $0.26 per diluted share, for the second quarter of 2026. This compares to net income of $1.8 million, or $0.05 per diluted share, for the second quarter of 2025. Second quarter 2025 net income and per share amounts were negatively impacted by $4.2 million of transaction costs associated with the PWRtekTM asset acquisition.
•Adjusted EBITDA (Non-GAAP)(1): Adjusted EBITDA totaled $16.8 million in the second quarter of 2026 as compared to $8 million in the second quarter of 2025. Adjusted EBITDA calculations for the second quarter of 2026 and 2025 do not add back non-cash amortization of contract assets totaling $2.4 million and $1.4 million, respectively.
(1)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information about this measure, including reconciliations to the most comparable GAAP measures. Calculations do not add back non-cash amortization of contract assets totaling $2.4 million and $1.4 million during the second quarters of 2026 and 2025, respectively and $4.7 million and $2.9 million during the six months ended June 30, 2026 and 2025, respectively.
(2)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information about this measure. We are unable to reconcile this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable efforts, as we are unable to predict with a reasonable degree of certainty the impact of certain items that would be expected to impact the GAAP financial measure, including, among other items, certain stock-based compensation costs and interest costs related to fluctuations in borrowings under the Company’s asset based loan. These items do not impact the non-GAAP financial measure. Guidance does not add back non-cash amortization of contract assets estimated to total approximately $9 million during full-year 2026.Guidance does not add back non-cash amortization of contract assets estimated to total approximately $9 million during full-year 2026.
Conference Call Details
The Company plans to host its earnings conference call on Wednesday, August 5, 2026, at 9:00 a.m. CDT (10:00 a.m. EDT).
Participants may access the call through Flotek’s website at https://ir.flotekind.com/events, by telephone toll free at 1-800-836-8184 (international toll: 1-646-357-8785), or by using the following link to access the webcast: https://app.webinar.net/dYJWBo8V8lL approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s top tier technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, 20+ years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. These statements include, without limitation, statements regarding expected revenues under the Company’s long-term contracts, the total term of such contracts, the timing of the scaling and deployment of equipment, the total power capacity and operating performance of equipment once deployed, and the Company’s ability to perform under and satisfy the terms and conditions of its contracts. Factors that could cause actual results to differ materially from anticipated results include risks related to the Company’s projects that are outside the Company's control, including, without limitation, securing fuel supply, international logistics, obtaining permits and governmental approvals, satisfying financial requirements, third-party equipment delivery, construction execution and scheduling, meeting execution deadlines, integrating systems, political and regulatory developments, geopolitical instability or armed conflicts, and severe weather events. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K and Form 10-Q (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Investor contact:
Mike Critelli
E: ir@flotekind.com

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$4,402	$5,731
Restricted cash	104	104
Accounts receivable, net of allowance for credit losses of $961 and $764 at June 30, 2026 and December 31, 2025, respectively	43,415	19,043
Accounts receivable, related party, net of allowance for credit losses of $0 at June 30, 2026 and December 31, 2025	70,711	64,204
Equipment credit, related party	9,521	—
Inventories, net	26,626	10,629
Other current assets	3,273	3,445
Current contract asset	9,485	7,621
Total current assets	167,537	110,777
Long-term contract asset	48,593	55,115
Property and equipment, net	23,245	20,344
Right-of-use assets	2,705	3,083
Deferred tax assets, net	24,410	29,152
Other long-term assets	1,546	1,578
TOTAL ASSETS	$268,036	$220,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,550	$48,317
Accrued liabilities	6,121	7,256
Income taxes payable	593	258
Interest payable, related party	997	1,008
Current portion of operating lease liabilities	1,324	1,251
Current portion of finance lease liabilities	160	153
Asset-based loan	10,400	3,332
Total current liabilities	94,145	61,575
Deferred revenue, long-term	55	—
Note payable - related party	39,632	39,584
Long-term operating lease liabilities	4,849	5,608
Long-term finance lease liabilities	142	224
TOTAL LIABILITIES	138,823	106,991
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 240,000,000 shares authorized; 37,440,565 shares issued and 36,217,709 shares outstanding at June 30, 2026; 31,320,960 shares issued and 30,130,480 shares outstanding at December 31, 2025	4	3
Additional paid-in capital	437,088	434,964
Accumulated other comprehensive income	153	96
Accumulated deficit	(271,163)	(285,780)
Treasury stock, at cost; 1,222,856 and 1,190,480 shares at June 30, 2026 and December 31, 2025, respectively	(36,869)	(36,225)
Total stockholders’ equity	129,213	113,058
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$268,036	$220,049

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Revenue from external customers	$43,225	$25,182	$61,390	$49,605
Revenue from related party	56,142	33,168	108,028	64,107
Total revenues	99,367	58,350	169,418	113,712
Cost of goods sold	75,584	43,943	130,094	86,856
Gross profit	23,783	14,407	39,324	26,856
Operating costs and expenses:
Selling, general, and administrative	7,736	6,796	14,661	13,078
Asset acquisition expenses	—	4,195	—	4,195
Depreciation	664	374	1,295	626
Research and development	497	455	893	810
Gain on sale of property and equipment	—	—	—	(7)
Total operating costs and expenses	8,897	11,820	16,849	18,702
Income from operations	14,886	2,587	22,475	8,154
Other income (expense):
Interest expense	(1,371)	(983)	(2,703)	(1,212)
Other income, net	19	181	35	287
Total other expense	(1,352)	(802)	(2,668)	(925)
Income before income taxes	13,534	1,785	19,807	7,229
Income tax expense	(3,581)	(17)	(5,190)	(81)
Net income	$9,953	$1,768	$14,617	$7,148

Income per common share:
Basic	$0.28	$0.05	$0.40	$0.22
Diluted	$0.26	$0.05	$0.38	$0.21

Weighted average common shares:
Weighted average common shares used in computing basic income per common share	36,151	33,947	36,126	31,827
Weighted average common shares used in computing diluted income per common share	38,472	36,231	38,409	34,026

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$14,617	$7,148
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in fair value of contingent consideration	—	(127)
Amortization of contract assets	4,658	2,916
Depreciation	1,295	626
Amortization of deferred financing costs	189	157
Provision for credit losses, net of recoveries	197	261
Provision for excess and obsolete inventory	1,089	250
Gain on sale of property and equipment	—	(7)
Non-cash lease expense	378	624
Stock compensation expense	2,033	1,137
Deferred income tax expense	4,742	16
Changes in current assets and liabilities:
Accounts receivable	(24,570)	(5,096)
Accounts receivable, related party	(19,486)	(2,532)
Inventories	(16,585)	1,448
Income tax receivable	20	(32)
Other assets	52	(155)
Accounts payable	26,233	(1,722)
Accrued liabilities	(1,080)	(1,893)
Operating lease liabilities	(686)	(935)
Income taxes payable	335	37
Interest payable, related party	(11)	701
Net cash (used in) provided by operating activities	(6,580)	2,822
Cash flows from investing activities:
Capital expenditures	(1,239)	(1,309)
Proceeds from sale of assets	—	7
Net cash used in investing activities	(1,239)	(1,302)
Cash flows from financing activities:
Payments on long term debt	—	(60)
Proceeds from asset-based loan	122,150	106,950
Payments on asset-based loan	(115,082)	(106,685)
Payment of loan origination costs	(8)	—
Payment of note payable issuance costs	—	(480)
Payment of stock warrant issuance costs	—	(456)
Proceeds from exercise of April 2025 Warrant	1	—
Payments to tax authorities for shares withheld from employees	(644)	(60)
Proceeds from issuance of stock under Employee Stock Purchase Plan	83	68
Proceeds from issuance of stock from stock option exercises	8	8
Payments for finance leases	(75)	(25)
Net cash provided by (used in) financing activities	6,433	(740)
Effect of changes in exchange rates on cash and cash equivalents	57	(155)
Net change in cash and cash equivalents and restricted cash	(1,329)	625
Cash and cash equivalents at the beginning of period	5,731	4,404
Restricted cash at the beginning of period	104	102
Cash and cash equivalents and restricted cash at beginning of period	5,835	4,506
Cash and cash equivalents at end of period	4,402	5,028
Restricted cash at the end of period	104	103
Cash and cash equivalents and restricted cash at end of period	$4,506	$5,131

FLOTEK INDUSTRIES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ITEMS AND NON-CASH ITEMS IMPACTING EARNINGS
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income	$9,953	$1,768	$14,617	$7,148
Interest expense	1,371	983	2,703	1,212
Income tax expense	3,581	17	5,190	81
Depreciation and amortization	664	374	1,295	626
EBITDA (Non-GAAP) (1)	$15,569	$3,142	$23,805	$9,067
Stock compensation expense	1,210	676	2,034	1,137
Severance and retirement	—	7	11	51
Contingent liability revaluation	—	(2)	—	(127)
Gain on disposal of asset	—	—	—	(7)
Non-Recurring professional fees	9	4,195	31	4,195
Adjusted EBITDA (Non-GAAP) (1)	$16,788	$8,018	$25,881	$14,316
(1)Management believes that EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025 are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the adjustments made to net income for certain non-cash or non-recurring items noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial, compensation and operational objectives. Adjusted EBITDA as presented above does not add back non-cash amortization of contract assets totaling $2.5 million and $1.4 million during the three months ended June 30, 2026 and 2025, respectively, and amortization of contract assets totaling $4.7 million and $2.9 million during the six months ended June 30, 2026 and 2025, respectively.